EXHIBIT 10.4

                          SECURITIES PURCHASE AGREEMENT

                            LAURUS MASTER FUND, LTD.

                                       AND

                              RIVIERA TOOL COMPANY

                               DATED: MAY 17, 2005

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                                TABLE OF CONTENTS
                                                                        Page(s)

1.  Agreement to Sell and Purchase...........................................1

2.  Fees and Option..........................................................1

3.  Closing, Delivery and Payment............................................2
    3.1      Closing.........................................................2
    3.2      Delivery........................................................2

4.  Representations and Warranties of the Company............................2
    4.1      Organization, Good Standing and Qualification...................2
    4.2      Subsidiaries....................................................3
    4.3      Capitalization; Voting Rights...................................3
    4.4      Authorization; Binding Obligations..............................4
    4.5      Controls and Procedures.........................................4
    4.6      Obligations to Related Parties..................................5
    4.7      Changes.........................................................5
    4.8      Title to Properties and Assets; Liens, Etc......................6
    4.9      Intellectual Property...........................................6
    4.10     Compliance with Other Instruments...............................7
    4.11     Litigation......................................................7
    4.12     Tax Returns and Payments........................................7
    4.13     Employees.......................................................8
    4.14     Registration Rights and Voting Rights...........................8
    4.15     Compliance with Laws; Permits...................................8
    4.16     Environmental and Safety Laws...................................9
    4.17     Valid Offering..................................................9
    4.18     Full Disclosure.................................................9
    4.19     Insurance.......................................................9
    4.20     SEC Reports....................................................10
    4.21     Listing........................................................10
    4.22     No Integrated Offering.........................................10
    4.23     Stop Transfer..................................................10
    4.24     Dilution.......................................................10
    4.25     Foreign Corrupt Practices......................................11
    4.26     Certain Fees...................................................11
    4.27     ERISA..........................................................11

5.  Representations and Warranties of the Purchaser.........................11
    5.1      No Shorting....................................................11
    5.2      Organization, Requisite Power and Authority....................12
    5.3      Investment Representations.....................................12
    5.4      The Purchaser Bears Economic Risk..............................12
    5.5      Acquisition for Own Account....................................12
    5.6      The Purchaser Can Protect Its Interest.........................13
    5.7      Certain Fees...................................................13
    5.8      Patriot Act....................................................13

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                                                                        Page(s)

    5.9      Accredited Investor............................................13
    5.10     Legends........................................................13

6.  Covenants of the Company................................................14
    6.1      Stop-Orders....................................................14
    6.2      Listing........................................................15
    6.3      Market Regulations.............................................15
    6.4      Reporting Requirements.........................................15
    6.5      Use of Funds...................................................15
    6.6      Access to Facilities...........................................15
    6.7      Taxes..........................................................16
    6.8      Insurance......................................................16
    6.9      Intellectual Property..........................................17
    6.10     Properties.....................................................17
    6.11     Confidentiality................................................17
    6.12     Required Approvals.............................................17
    6.13     Reissuance of Securities.......................................19
    6.14     Opinion........................................................19
    6.15     Margin Stock...................................................19
    6.16     Financing Right of First Refusal...............................19

7.  Covenants of the Purchaser..............................................20
    7.1      Confidentiality................................................20
    7.2      Non-Public Information.........................................20
    7.3      Limitation on Acquisition of Common Stock of the Company.......20

8.  Covenants of the Company and the Purchaser Regarding Indemnification....21
    8.1      Company Indemnification........................................21
    8.2      Purchaser's Indemnification....................................21

9.  [RESERVED]..............................................................21

10. Registration Rights.....................................................21
    10.1     Offering Restrictions..........................................21

11. Miscellaneous...........................................................22
    11.1     Governing Law, Jurisdiction and Waiver of Jury Trial...........22
    11.2     Severability...................................................23
    11.3     Survival.......................................................23
    11.4     Successors.....................................................23
    11.5     Entire Agreement; Maximum Interest.............................23
    11.6     Severability...................................................24
    11.7     Amendment and Waiver...........................................24
    11.8     Delays or Omissions............................................24
    11.9     Notices........................................................24
    11.10    Attorneys' Fees................................................25
    11.11    Titles and Subtitles...........................................26
    11.12    Facsimile Signatures; Counterparts.............................26
    11.13    Construction...................................................26

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                                 LIST OF EXHIBIT

Form of Convertible Term Note.........................................EXHIBIT A
Form of Option........................................................EXHIBIT B
Form of Opinion.......................................................EXHIBIT C

                                      iii

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                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of May 17, 2005, by and between RIVIERA TOOL COMPANY, a Michigan corporation (the "Company"), and LAURUS MASTER FUND, LTD., a Cayman Islands company (the "Purchaser").

                                    RECITALS

         WHEREAS, the Company has authorized the sale to the Purchaser of a Secured Convertible Term Note in the aggregate principal amount of Three Million Two Hundred Thousand Dollars ($3,200,000) in the form of Exhibit A hereto (as amended, modified and/or supplemented from time to time, the "Note"), which Note is convertible into shares of the Company's common stock, no par value per share (the "Common Stock") at an initial fixed conversion price of $1.66 per share of Common Stock ("Fixed Conversion Price");

         WHEREAS, the Company wishes to issue an option to the Purchaser in the form of Exhibit B hereto (as amended, modified and/or supplemented from time to time, the "Option") to purchase up to 650,000 shares of the Company's Common Stock in connection with the Purchaser's purchase of the Note;

         WHEREAS, the Purchaser desires to purchase the Note and the Option on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Note and the Option to the Purchaser on the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Agreement to Sell and Purchase. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, the Note. The sale of the Note on the Closing Date shall be known as the "Offering." The Note will mature on the Maturity Date (as defined in the Note). Collectively, the Note and the Option and Common Stock issuable upon conversion of the Note and upon exercise of the Option are referred to as the "Securities."

         2. Fees and Option.  On the Closing Date:

                  (a) The Company will issue and deliver to the Purchaser the Option to purchase up to 650,000 shares of Common Stock in connection with the Offering, pursuant to Section 1 hereof. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by the Company are hereby also made and granted in respect of the

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         Option and shares of the Company's Common Stock issuable upon exercise of the Option (the "Option Shares").

                  (b) Subject to the terms of Section 2(d) below, the Company shall pay to Laurus Capital Management, LLC, the manager of the Purchaser, a closing payment in an amount equal to three and six tenths percent (3.60%) of the aggregate principal amount of the Note. The foregoing fee is referred to herein as the "Closing Payment."

                  (c) The Company shall reimburse the Purchaser for its reasonable expenses (including legal fees and expenses) incurred in connection with the preparation and negotiation of this Agreement and the Related Agreements (as hereinafter defined), and expenses incurred in connection with the Purchaser's due diligence review of the Company and its Subsidiaries (as defined in Section 4.2) and all related matters. Amounts required to be paid under this Section 2(c) together with amounts required to be paid pursuant to Section 5(b)(iv) of the Security Agreement (as defined below), will be paid on the Closing Date and shall be $52,500, plus such additional fees and expenses incurred by the Purchaser in connection with any required third party appraisals and/or extraordinary diligence, for such expenses referred to in this
         Section 2(c).

                  (d) The Closing Payment and the expenses referred to in the preceding clause (c) (net of deposits previously paid by the Company) shall be paid at closing out of funds held pursuant to the Escrow Agreement (as defined below) and a disbursement letter (the "Disbursement Letter").

         3. Closing, Delivery and Payment.

                  3.1 Closing. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the "Closing"), shall take place on the date hereof, at such time or place as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

                  3.2 Delivery. Pursuant to the Escrow Agreement, at the Closing on the Closing Date, the Company will deliver to the Purchaser, among other things, the Note and the Option and the Purchaser will deliver to the Company, among other things, the amounts set forth in the Disbursement Letter by certified funds or wire transfer.

         4. Representations and Warranties of the Company. Except as set forth on the Disclosure Schedule delivered by the Company to the Purchaser prior to the execution of this Agreement which hereby is incorporated by reference in and constitutes an integral part of this Agreement (the "Disclosure Schedule"), or except as set forth in the SEC Reports (as defined below), the Company hereby represents and warrants to the Purchaser as follows:

                  4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. The Company has the corporate power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (1) execute and deliver (i) this Agreement, (ii) the Note and the Option to be issued in connection with this Agreement, (iii) the Master Security Agreement dated as of the date hereof between the Company, certain

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Subsidiaries of the Company and the Purchaser (as amended, modified or supplemented from time to time, the "Master Security Agreement"), (iv) the Registration Rights Agreement relating to the Securities dated as of the date hereof between the Company and the Purchaser (as amended, modified or supplemented from time to time, the "Registration Rights Agreement"), and (v) all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby (the preceding clauses (ii) through (v), collectively, the "Related Agreements"); (2) issue and sell the Note and the shares of Common Stock issuable upon conversion of the Note (the "Note Shares"); (3) issue and sell the Option and the Option Shares; and (4) carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties or operations of the Company (a "Material Adverse Effect").

                  4.2 Subsidiaries. The Company does not have any Subsidiaries. For the purpose of this Agreement, a "Subsidiary" of any person or entity means
(i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

                  4.3      Capitalization; Voting Rights.

                  (a) The authorized capital stock of the Company, as of the date hereof consists of 9,990,575 shares, of which 9,785,575 are shares of Common Stock, no par value, 3,774,346 shares of which are issued and outstanding, and 205,000 are shares of preferred stock, no par value of which no shares of preferred stock are issued and outstanding.

                  (b) Other than: (i) the shares reserved for issuance under the Company's stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Neither the offer, issuance or sale of any of the Note or the Option, or the issuance of any of the Note Shares or Option Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

                  (c) To the knowledge of the Company, all issued and outstanding shares of the Company's Common Stock: (i) have been duly authorized and validly issued and are

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         fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. For purposes of this Agreement, "knowledge of the Company" and all derivatives thereof, shall mean the actual knowledge, after due inquiry of each of Kenneth Rieth and/or Peter Canepa existing on the date hereof.

                  (d) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company's Certificate of Incorporation, as amended (the "Charter"). The Note Shares and Option Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Company's Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

                  4.4 Authorization; Binding Obligations. All corporate action on the part of the Company (including its officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Note and the Option has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Company, enforceable against each such entity in accordance with their terms, except:

                  (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

                  (b) general principles of equity that restrict the availability of equitable or legal remedies.

         The sale of the Note and the subsequent conversion of the Note into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Option and the subsequent exercise of the Option for Option Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

                  4.5      Controls and Procedures.

                  (a) The Company has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-15(f) and 15d-16(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); the Company's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Rules and Regulations, and that all such information is accumulated and communicated to the Company's management as appropriate to allow

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         timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

                  (b) Since February 28, 2005 (the "Balance Sheet Date"), the Company's auditors and the audit committee of the Board of Directors of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

                  4.6 Obligations to Related Parties. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in any SEC Report which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the SEC Reports. The Company has not, in violation of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

                  4.7 Changes. Since the Balance Sheet Date, there has not been:

                  (a)      any Material Adverse Effect;

                  (b) any resignation or termination of any officer, key employee or group of employees of the Company;

                  (c) any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (d) any damage, destruction or loss, whether or not covered by insurance, which has had a Material Adverse Effect;

                  (e) any waiver by the Company of a valuable right or of a material debt owed to it;

                  (f) any direct or indirect material loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

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                  (g) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company;

                  (h) any declaration or payment of any dividend or other distribution of the assets of the Company;

                  (i) any labor organization activity related to the Company;

                  (j) any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                  (k) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company;

                  (l) any change in any material agreement to which the Company is a party or by which either the Company is bound which has had a Material Adverse Effect;

                  (m) any other event or condition of any character that has had a Material Adverse Effect; or

                  (n) any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (m) above.

                  4.8 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, and good title to its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

                  (a) those resulting from taxes which have not yet become delinquent;

                  (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries, so long as in each such case, such liens and encumbrances have no effect on the lien priority of the Purchaser in such property; and

                  (c) those that have otherwise arisen in the ordinary course of business, so long as they have no effect on the lien priority of the Purchaser therein.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

                  4.9      Intellectual Property.

                  (a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted

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

         and, to the Company's knowledge, as presently proposed to be conducted (the "Intellectual Property"), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

                  (b) The Company has not received any communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.

                  (c) The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company.

                  4.10 Compliance with Other Instruments. The Company is not in violation or default of (x) any term of its Charter or Bylaws, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause
(y), has had a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by the Company and the other Securities by the Company each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

                  4.11 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that prevents the Company from entering into this Agreement or the other Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had a Material Adverse Effect, nor is the Company aware that there is any basis to assert any of the foregoing. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or material suit, proceeding or investigation which the Company intends to initiate.

                  4.12 Tax Returns and Payments. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent

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(taking into account any extension of time to file granted or obtained). The
Company has not been advised:

                  (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

                  (b) of any adjustment, deficiency, assessment or court decision in respect of its federal, state or other taxes.

To the Company's knowledge, no liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

                  4.13 Employees. The Company does not have any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to the Company. The Company has not received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

                  4.14 Registration Rights and Voting Rights. The Company is not presently under any obligation, and the Company has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. To the Company's knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

                  4.15 Compliance with Laws; Permits. The Company is not in violation of any provision of the Sarbanes-Oxley Act or SEC rule or rule of the Principal Market (as hereafter defined) promulgated thereunder or any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had a Material Adverse

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Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which has had a Material Adverse Effect.

                  4.16 Environmental and Safety Laws. To the Company's knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company's knowledge, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, "Hazardous Materials" shall mean:

                  (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

                  (b) any petroleum products or nuclear materials.

                  4.17 Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  4.18 Full Disclosure. Each of the Company and each of its Subsidiaries has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Note and the Option. Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by the Company to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                  4.19 Insurance. The Company has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company in the same or similar business.

                  4.20 SEC Reports. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

                  4.21 Listing. The Company's Common Stock is listed for trading on a Principal Market (as hereafter defined) and satisfies and at all times hereafter will satisfy all requirements for the continuation of such listing. The Company has not received any notice that its Common Stock will be delisted from the Principal Market or that its Common Stock does not meet all requirements for listing. For purposes hereof, the term "Principal Market" means the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Marketing System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

                  4.22 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

                  4.23 Stop Transfer. The Securities are restricted securities as of the date of this Agreement. Other than as may be required by applicable law, the Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

                  4.24 Dilution. The Company specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Note and exercise of the Option is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

                  4.25 Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

                  4.26 Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

                  4.27 ERISA. Based upon the Employee Retirement Income Security Act of 1974 ("ERISA"), and the regulations and published interpretations thereunder: (i) the Company has not engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")); (ii) the Company has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) the Company does not have any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) the Company does not have any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than the Company's employees; and
(v) the Company has not withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

         5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

                  5.1 No Shorting. The Purchaser or any of its affiliates and investment partners has not, will not and will not cause any person or entity, to directly engage in "short sales" of the Company's Common Stock as long as the Note shall be outstanding.

                  5.2 Organization, Requisite Power and Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the law of the jurisdiction of its organization. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on the Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except:

                  (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

                  (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

                  5.3 Investment Representations. The Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in this Agreement, including, without limitation, that the Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note and the Option to be purchased by it under this Agreement and the Note Shares and the Option Shares acquired by it upon the conversion of the Note and the exercise of the Option, respectively. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company's and its Subsidiaries' business, management and financial affairs and the terms and conditions of the Offering, the Note, the Option and the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

                  5.4 The Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

                  5.5 Acquisition for Own Account. The Purchaser is acquiring the Note and the Option and the Note Shares and the Option Shares for the Purchaser's own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

                  5.6 The Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management's, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Note, the Option and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

                  5.7 Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. The Company shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

                  5.8 Patriot Act. The Purchaser certifies that, to the best of the Purchaser's knowledge after due inquiry, the Purchaser has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Purchaser hereby represents, warrants and agrees that: (i) none of the cash or property that the Purchaser will use to purchase the Notes has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no disbursement by the Purchaser to Company, to the extent within the Purchaser's control, shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. the Purchaser shall promptly notify Company if any of these representations ceases to be true and accurate regarding the Purchaser. The Purchaser agrees to provide Company any additional information regarding the Purchaser that Company deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Purchaser understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, the Purchaser shall, at its own cost and expense, undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser's investment in Company. The Purchaser further understands that Company may release information about the Purchaser and, if applicable, any underlying beneficial owners, to proper authorities if Company, in its sole discretion, determines that it is in the best interests of Company in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

                  5.9 Accredited Investor. The Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  5.10     Legends.

                  (a) The Note shall bear substantially the following legend:

                  "THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO RIVIERA TOOL COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (b) The Note Shares and the Option Shares, if not issued by DWAC system (as hereinafter defined), shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO RIVIERA TOOL COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (c) The Option shall bear substantially the following legend:

                  "THIS OPTION AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS OPTION AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS OPTION MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS OPTION OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO RIVIERA TOOL COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         6. Covenants of the Company. The Company covenants and agrees with the Purchaser as follows:

                  6.1 Stop-Orders. The Company will advise the Purchaser, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the

Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                  6.2 Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon conversion of the Note and upon the exercise of the Option on the Principal Market upon which shares of Common Stock are listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of Common Stock shall be so listed. The Company will maintain the listing of its Common Stock on the Principal Market, and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

                  6.3 Market Regulations. The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to the Purchaser.

                  6.4 Reporting Requirements. The Company shall timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

                  6.5 Use of Funds. The Company agrees that it will use the proceeds of the sale of the Notes and the Options for general working capital purposes only and to pay its senior secured debt to Comerica Bank and subordinated debt to The Hillstreet Fund II, L.P. in full, in the amounts set forth in the Company's Disbursement Letter.

                  6.6 Access to Facilities. Company will permit any representatives designated by Laurus (or any successor of Laurus), upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of Company, to:

                  (a) have access to, visit, inspect, review, evaluate and make physical verification and appraisals of Company's properties and the Collateral;

                  (b) inspect, audit and copy (or take originals if necessary) and make extracts from Company's Books and Records, including management letters prepared by independent accountants; and

                  (c) discuss with Company's principal officers, and independent accountants, Company's business, assets, liabilities, financial condition, results of operations and business prospects.

Company will deliver to Laurus any instrument necessary for Laurus to obtain records from any service bureau maintaining records for Company. If any internally prepared financial information, including that required under this
Section is unsatisfactory in any manner to Laurus, Laurus may request that the Accountants review the same. Laurus acknowledges that it may be provided material, non-public information and acknowledges its continuing obligations under that certain Confidentiality and Standstill Agreement dated January 3, 2005 by and between Company and Laurus (the "Confidentiality Agreement").

                  6.7 Taxes. Each of the Company and each of its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid currently if the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, such tax, assessment, charge or levy shall have no effect on the lien priority of the Purchaser in any property of the Company or any of its Subsidiaries and if the Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP, and provided, further, that the Company and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

                  6.8 Insurance. Each of the Company and its Subsidiaries will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company and its Subsidiaries; and the Company and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and its Subsidiaries and to the extent available on commercially reasonable terms. The Company, and each of its Subsidiaries, will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchaser as security for their respective obligations hereunder and under the Related Agreements. At the Company's and each of its Subsidiaries' joint and several cost and expense in amounts and with carriers reasonably acceptable to the Purchaser, each of the Company and each of its Subsidiaries shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Company's or the respective Subsidiary's including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to the Company's or the respective Subsidiary's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of the Company or any of its Subsidiaries either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Company or the respective Subsidiary is engaged in business; and (v) furnish the Purchaser with (x) copies of all policies and evidence of the maintenance of such policies at least thirty
(30) days before any expiration date, (y) excepting the Company's workers' compensation policy, endorsements to such policies naming the Purchaser as "co-insured" or "additional insured" and appropriate loss payable endorsements in form and substance satisfactory to the Purchaser, naming the Purchaser as loss payee, and (z) evidence that as to the Purchaser the insurance coverage shall not be impaired or invalidated by any act or neglect of the Company or any Subsidiary and the insurer will provide the Purchaser with at least thirty (30) days notice prior to cancellation. The Company and each Subsidiary shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to the Company and/or the Subsidiary and the Purchaser jointly. In the event that as of the date of receipt of each loss recovery upon any such insurance, the Purchaser has not declared an event of default with respect to this Agreement or any of the Related Agreements, then the Company and/or such Subsidiary shall be permitted to direct the application of such loss recovery proceeds toward investment in property, plant and equipment that would comprise "Collateral" secured by the Purchaser's security interest pursuant to the Master Security Agreement or such other security agreement as shall be required by the Purchaser, with any surplus funds to be applied toward payment of the obligations of the Company to the Purchaser. In the event that the Purchaser has properly declared an event of default with respect to this Agreement or any of the Related Agreements, then all loss recoveries received by the Purchaser upon any such insurance thereafter may be applied to the obligations of the Company hereunder and under the Related Agreements, in such order as the Purchaser may determine. Any surplus (following satisfaction of all Company obligations to the Purchaser) shall be paid by the Purchaser to the Company or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Company or the Subsidiary, as applicable, to the Purchaser, on demand.

                  6.9 Intellectual Property. Each of the Company and each of its Subsidiaries shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

                  6.10 Properties. Each of the Company and each of its Subsidiaries will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of the Company and each of its Subsidiaries will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.11 Confidentiality. The Company will not, and will not permit any of its Subsidiaries to, disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Company may disclose the Purchaser's identity and the terms of this Agreement to its current and prospective debt and equity financing sources.

                  6.12 Required Approvals. For so long as twenty-five percent (25%) of the principal amount of the Note is outstanding, the Company, without the prior written consent of the Purchaser, shall not, and shall not permit any of its Subsidiaries to:

                  (a) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than (i) Company's indebtedness to

         Laurus, (ii) an aggregate amount of $50,000 in unsecured debt outstanding at any time, or (iii) as set forth on the Schedules attached hereto and made a part hereof;

                  (b) cancel any debt owing to it in excess of $50,000 in the aggregate during any 12 month period;

                  (c) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by Company for deposit or collection or similar transactions in the ordinary course of business;

                  (d) directly or indirectly declare, pay or make any dividend or distribution on any class of its Stock other than to pay dividends on shares of its Preferred Stock outstanding on the date hereof or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Stock of Company outstanding on the date hereof except as required under the terms of Company's outstanding Preferred Stock issued and outstanding on the date hereof, or issue any Preferred Stock;

                  (e) purchase or hold beneficially any margin Stock or other margin securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except (x) travel advances, (y) loans to Company's officers and employees not exceeding at any one time an aggregate of $10,000, and (z) existing Subsidiaries of Company;

                  (f) create or permit to exist any Subsidiary, other than any Subsidiary in existence on the date hereof and listed in the Schedules unless such new Subsidiary is designated by Laurus as either a co-borrower or guarantor hereunder and such Subsidiary shall have entered into all such documentation required by Laurus to grant to Laurus a first priority perfected security interest in substantially all of such Subsidiary's assets to secure the Obligations;

                  (g) directly or indirectly, prepay any indebtedness (other than to Laurus and in the ordinary course of business), or repurchase, redeem, retire or otherwise acquire any indebtedness (other than to Laurus and in the ordinary course of business) except to make scheduled payments of principal and interest thereof;

                  (h) enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a portion of the assets or Stock of any Person or permit any other Person to consolidate with or merge with it, unless (1) Company is the surviving entity of such merger or consolidation, (2) no Event of Default shall exist immediately prior to and after giving effect to such merger or consolidation, (3) Company shall have provided Laurus copies of all documentation relating to such merger or consolidation and (4) Company shall have provided Laurus with at least thirty (30) days' prior written notice of such merger or consolidation;

                  (i) materially change the nature of the business in which it is presently engaged;

                  (j) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict Company's right to perform the provisions of this Agreement or any of the agreements contemplated thereby;

                  (k) change its fiscal year or make any changes in accounting treatment and reporting practices without prior written notice to Laurus except as required by GAAP or in the tax reporting treatment or except as required by law;

                  (l) enter into any transaction with any employee, director or Affiliate, except in the ordinary course on arms-length terms; or

                  (m) bill Accounts under any name except the present name of Company or its existing Subsidiaries.

                  6.13 Reissuance of Securities. The Company agrees to reissue certificates representing the Securities without the legends set forth in
Section 5.8 above at such time as:

                  (a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or

                  (b) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

The Company agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the Purchaser and broker, if any.

                  6.14 Opinion. On the Closing Date, the Company will deliver to the Purchaser an opinion acceptable to the Purchaser from the Company's external legal counsel. The Company will provide, at the Company's expense, such other legal opinions in the future as are deemed reasonably necessary by the Purchaser (and acceptable to the Purchaser) in connection with the conversion of the Note and exercise of the Option.

                  6.15 Margin Stock. The Company will not permit any of the proceeds of the Note or the Option to be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

                  6.16     Financing Right of First Refusal.

                  (a) The Company hereby grants to the Purchaser a right of first refusal to provide any Additional Financing (as defined below) to be issued by the Company and/or any of its Subsidiaries, subject to the following terms and conditions. From and after the date hereof, prior to the incurrence of any additional indebtedness convertible into Common Stock and/or the sale or issuance of any convertible equity interests of the

         Company or any of its Subsidiaries (an "Additional Financing"), the Company and/or any Subsidiary of the Company, as the case may be, shall notify the Purchaser of its intention to enter into such Additional Financing. In connection therewith, the Company and/or the applicable Subsidiary thereof shall submit a fully executed term sheet (a "Proposed Term Sheet") to the Purchaser setting forth the terms, conditions and pricing of any such Additional Financing (such financing to be negotiated on "arm's length" terms and the terms thereof to be negotiated in good faith) proposed to be entered into by the Company and/or such Subsidiary. The Purchaser shall have the right, but not the obligation, to deliver its own proposed term sheet (the "Purchaser Term Sheet") setting forth the terms and conditions upon which the Purchaser would be willing to provide such Additional Financing to the Company and/or such Subsidiary. The Purchaser Term Sheet shall contain terms no less favorable to the Company and/or such Subsidiary than those outlined in Proposed Term Sheet. The Purchaser shall deliver such Purchaser Term Sheet within ten business days of receipt of each such Proposed Term Sheet. If the provisions of the Purchaser Term Sheet are at least as favorable to the Company and/or such Subsidiary, as the case may be, as the provisions of the Proposed Term Sheet, the Company and/or such Subsidiary shall enter into and consummate the Additional Financing transaction outlined in the Purchaser Term Sheet.

                  (b) The Company will not, and will not permit its Subsidiaries to, agree, directly or indirectly, to any restriction with any person or entity that limits the ability of the Purchaser to consummate an Additional Financing with the Company or any of its Subsidiaries.

         7. Covenants of the Purchaser. The Purchaser covenants and agrees with the Company as follows:

                  7.1 Confidentiality. The Purchaser will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

                  7.2 Non-Public Information. The Purchaser will not effect any sales in the shares of the Company's Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

                  7.3 Limitation on Acquisition of Common Stock of the Company. Notwithstanding anything to the contrary contained herein, in any Related Agreement or any document, instrument or agreement entered into in connection with any other transactions between the Purchaser and the Company, the Purchaser may not acquire stock in the Company (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in the Company, or otherwise, and such contracts, options, warrants, conversion or other rights shall not be enforceable or exercisable) to the extent such stock acquisition would cause any interest (including any original issue discount) payable by the Company to Laurus not to qualify as "portfolio interest" within the meaning of Section 881(c)(2) of the Code, by reason of Section

881(c)(3) of the Code, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the "Stock Acquisition Limitation"). The Stock Acquisition Limitation shall automatically become null and void without any notice to the Company upon the earlier to occur of either (a) the Company's delivery to Laurus of a Notice of Redemption (as defined in the Note) or (b) the existence of an Event of Default (as defined in the Note) at a time when the average closing price of the Company's common stock as reported by Bloomberg, L.P. on the Principal Market for the immediately preceding five trading days is greater than or equal to 150% of the Fixed Conversion Price (as defined in the Note).

         8. Covenants of the Company and the Purchaser Regarding
Indemnification.

                  8.1 Company Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend the Purchaser, each of the Purchaser's officers, directors, agents, affiliates, control persons, and principal shareholders, against any and all claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which result, arise out of or are based upon: (i) any misrepresentation by the Company or any of its Subsidiaries or breach of any warranty by the Company or any of its Subsidiaries in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by Company or any of its Subsidiaries of any covenant or undertaking to be performed by Company or any of its Subsidiaries hereunder, under any other Related Agreement or any other agreement entered into by the Company and/or any of its Subsidiaries and the Purchaser relating hereto or thereto.

                  8.2 Purchaser's Indemnification. The Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which result, arise out of or are based upon: (i) any misrepresentation by the Purchaser or breach of any warranty by the Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by the Purchaser of any covenant or undertaking to be performed by the Purchaser hereunder, or any other agreement entered into by the Company and the Purchaser relating hereto.

         9. [RESERVED].

         10. Registration Rights.

                  10.1. The Company hereby grants registration rights to the Purchaser pursuant to the Registration Rights Agreement.

                  10.2 Offering Restrictions. Except as previously disclosed in the SEC Reports or in the Exchange Act Filings, or stock or stock options granted to employees or directors of the Company (these exceptions hereinafter referred to as the "Excepted Issuances"), neither the Company nor any of its Subsidiaries will, prior to the full repayment or conversion of the Note (together with all accrued and unpaid interest and fees related thereto), (x) enter into any equity line of credit agreement or similar agreement or (y) issue, or enter into any agreement to issue, any securities with a variable/floating conversion and/or pricing feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement).

         11. Miscellaneous.

                  11.1     Governing Law, Jurisdiction and Waiver of Jury Trial.

                  (a) THIS AGREEMENT AND THE OTHER RELATED AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  (b) THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE PURCHASER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER RELATED AGREEMENTS; PROVIDED, THAT THE PURCHASER AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PURCHASER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL (AS DEFINED IN THE MASTER SECURITY AGREEMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS (AS DEFINED IN THE MASTER SECURITY AGREEMENT), OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

                  (c) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PURCHASER AND/OR THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP

         ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

                  11.2 Severability. Wherever possible each provision of this Agreement and the Related Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Related Agreement shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

                  11.3 Survival. The representations and warranties of the parties hereto contained in this Agreement shall survive the Closing for a period of eighteen (18) months after the Closing; provided, however, that any claim made with reasonable specificity by the party seeking to be indemnified pursuant to Section 8 within the time period set forth in this Section 11.3 shall survive until such claim is finally and fully resolved. All covenants and agreements contained herein shall remain in full force and effect for a period of eighteen (18) months following the Closing, except for those covenants and agreements that by their terms are to be performed in whole or in part after the Closing, which shall remain in full force and effect for a period of eighteen
(18) months following the date by which such covenant or agreement is required to be performed; provided, however, that any claim made with reasonable specificity by the party seeking to be indemnified pursuant to Section 8 within the time periods set forth in this Section 11.3 shall survive until such claim is finally and fully resolved.

                  11.4 Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each entity which shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. The Purchaser may not assign its rights hereunder to a competitor of the Company.

                  11.5 Entire Agreement; Maximum Interest. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum amount permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Purchaser and thus refunded to the Company.

                  11.6 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  11.7     Amendment and Waiver.

                  (a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

                  (b) The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

                  (c) The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

                  11.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

                  11.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

                  (a) upon personal delivery to the party to be notified;

                  (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

                  (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

                  (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

         If to the Company, to:             Riviera Tool Company
                                            5460 Executive Parkway
                                            Grand Rapids, MI 49512
                                            Attention: Peter C. Canepa, Chief
                                            Financial Officer
                                            Facsimile: (616) 698-2470

                                            with a copy to (which shall not
                                            constitute notice hereunder):

                                            Greenberg Traurig, LLP
                                            MetLife Building
                                            200 Park Avenue, 15th Floor
                                            New York, New York  10166
                                            Facsimile:  (212) 801-6400
                                            Attention: Alan I. Annex, Esq.

         If to the Purchaser, to:           Laurus Master Fund, Ltd.
                                            c/o M&C Corporate Services Limited
                                            P.O.  Box 309 GT
                                            Ugland House George Town
                                            South Church Street
                                            Grand Cayman, Cayman Islands
                                            Facsimile:        345-949-8080

                                            with a copy to:

                                            John E.  Tucker, Esq.
                                            825 Third Avenue 14th Floor
                                            New York, NY 10022
                                            Facsimile: 212-541-4434

or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

                  11.10 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement or any Related Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement and/or such Related Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  11.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  11.12 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

                  11.13 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement or any Related Agreement to favor any party against the other.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:                                    PURCHASER:

RIVIERA TOOL COMPANY                        LAURUS MASTER FUND, LTD.

By:                                         By:
  ---------------------------------           ---------------------------------
Name:                                       Name:
  ---------------------------------           ---------------------------------
Title:                                      Title:
  ---------------------------------           ---------------------------------